EXHIBIT 20.5



                             MAILING LIST REPLY FORM

                     Annual General Meeting of Shareholders

National Policy No. 41 provides shareholders of MDSI Mobile Data Solutions Inc. (the "Company") with the opportunity to elect to have their name added to the supplemental mailing list in order to receive quarterly financial statements of the Company.

If you wish to receive such statements or news releases for the ensuing year, please complete and return this form to the Company.

Date:                                      Check to indicate
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Name:                                      |_| Press Releases (via fax or email)
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Address:                                   |_| Form 10-Q, Quarterly Reports

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                                           |_| 2000 Annual Report (once ready)
Phone:
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Fax/Email:
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Signature:
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I certify that I am a registered
shareholder of a non-registered (beneficial)         [MDSI LOGO]
shareholder of the Company.                            Mobile Data Solutions
                                                     10271 Shellbridge Way
                                                     Richmond, British Columbia
Note: As the supplemental mailing list               Canada  V6X 2W8
will be updated each year, a reply form              Telephone: (604) 207-6000
will be required annually in order to remain         Facsimile: (604) 207-6060
on the list.                                         Email ir@mdsi.bc.ca